ARTHUR ANDERSEN LLP











                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our Firm, included in or made a part of this Form N-1A registration statement (No. 811-3851) for Nicholas II, Inc.





                                        ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
January 24, 2000.